As filed with the Securities and Exchange Commission on August 29, 2016

Registration No. 333-151661

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	61-0502302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of Principal Executive Offices)	(Zip Code)

DOLLAR GENERAL CORPORATION 1998 STOCK INCENTIVE PLAN
(Full title of the plan)

Rhonda M. Taylor Executive Vice President and General Counsel 100 Mission Ridge Goodlettsville, Tennessee 37072
(Name and address of agent for service)

(615) 855-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]

Accelerated filer [   ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company) Smaller reporting company [ ]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8, registration no. 333-151661, filed on June 13, 2008 (the “Registration Statement”), registering 1,799,102 shares of Dollar General Corporation (“Dollar General”) common stock (the “Common Stock”) issuable upon the exercise of stock options previously awarded under the Dollar General Corporation 1998 Stock Incentive Plan (the “Plan”).

All stock options previously awarded under the Plan have been exercised or have been terminated, cancelled or forfeited.  Accordingly, Dollar General is filing this Post-Effective Amendment to the Registration Statement to terminate the Registration Statement and to deregister all the shares of Common Stock registered but unsold under the Registration Statement, if any, in accordance with the undertaking made by Dollar General in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on this 29th day of August 2016.

DOLLAR GENERAL CORPORATION

By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date(s) indicated.

Signature	Capacity	Date
/s/ Todd J. Vasos	Chief Executive Officer and Director	August 29, 2016
Todd J. Vasos	(principal executive officer)

/s/ John W. Garratt	Executive Vice President and	August 29, 2016
John W. Garratt	Chief Financial Officer (principal financial officer)

/s/ Anita C. Elliott	Senior Vice President and	August 29, 2016
Anita C. Elliott	Chief Accounting Officer (principal accounting officer)

/s/ Warren F. Bryant	Director	August 29, 2016
Warren F. Bryant

/s/ Michael M. Calbert	Director	August 29, 2016
Michael M. Calbert

/s/ Sandra B. Cochran	Director	August 29, 2016
Sandra B. Cochran

/s/ Patricia D. Fili-Krushel	Director	August 29, 2016
Patricia D. Fili-Krushel

/s/ Paula A. Price	Director	August 29, 2016
Paula A. Price

/s/ William C. Rhodes, III	Director	August 29, 2016
William C. Rhodes, III

/s/ David B. Rickard	Director	August 29, 2016
David B. Rickard

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